Exhibit 10.76

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2004 by and between VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), and Montebello Realty Corp. 2002, a Delaware corporation (the “Holder”).

WHEREAS, the Holder is receiving on the date hereof Series D-12 Preferred Units of limited partnership interest (“Units”) in Vornado Realty L.P., a Delaware limited partnership (the “Partnership”);

WHEREAS, in connection therewith, the Company has agreed to grant to the Holder the Registration Rights (as defined in Section 1 hereof);

NOW, THEREFORE, the parties hereto, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, hereby agree as follows:

SECTION 1.  REGISTRATION RIGHTS

If Holder receives Series D-12 6.55% Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, of the Company (“Preferred Shares”) upon redemption of Units (the “Redemption Shares”) pursuant to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended from time to time (the “Partnership Agreement”), then, unless such Redemption Shares are issued to the Holder pursuant to an Issuer Registration Statement as provided in Section 2 below, Holder shall be entitled to offer for sale pursuant to a shelf registration statement, the Redemption Shares, subject to the terms and conditions set forth in Section 3 hereof (the “Registration Rights”).

SECTION 2.  ISSUER REGISTRATION STATEMENT

Anything contained herein to the contrary notwithstanding, in the event that the Redemption Shares are issued by the Company to Holder or any permitted assignee of Holder pursuant to an effective registration statement (an “Issuer Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), the Company shall be deemed to have satisfied all of its registration obligations under this Agreement.

SECTION 3.  DEMAND REGISTRATION RIGHTS

3.1  (a)    Registration Procedure.  Unless such Redemption Shares are issued pursuant to an Issuer Registration Statement as provided in Section 2 hereof, then subject to Sections 3.1(c) and 3.2 hereof, if the Holder desires to exercise its Registration Rights with respect to the Redemption Shares, the Holder shall deliver to the Company a written notice (a “Registration Notice”) informing the Company of such exercise and specifying the number of shares to be offered by such Holder (such shares to be offered being referred to herein as the “Registrable Securities”).  Such notice may be given at any time on or after the date a notice of redemption is delivered by the Holder to the Partnership pursuant to the Partnership Agreement, but must be given at least fifteen (15) Business Days prior to the consummation of the sale of Registrable Securities.  As used in this Agreement, a “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York or Maryland.  Upon receipt of the Registration Notice, the Company, if it has not already caused the Registrable Securities to be included as part of an existing shelf registration statement (prior to the filing of which the Company shall have given ten (10) Business Days notice to the Holder) and related prospectus that the Company then has on file with the Commission (the “Shelf Registration Statement”) (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 3), will cause to be filed with the Commission as soon as reasonably practicable after receiving the Registration Notice a new registration statement and related prospectus (a “New Registration Statement”) that complies as to form in all material respects with applicable Commission rules providing for the sale by the Holder of the Registrable Securities, and agrees (subject to Section 3.2 hereof) to use its best efforts to cause such New Registration Statement to be declared effective by the Commission as soon as practicable.  (As used herein, “Registration Statement” and “Prospectus” refer to the Shelf Registration Statement and related prospectus (including any preliminary prospectus) or the New Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy Holder’s Registration Rights pursuant to this Section 3, including in each case any documents incorporated therein by reference.)  Upon receipt of a Registration Notice, the Company will provide notice to each permitted assignee of the Holder that holds Redemption Shares and with respect to which it has not already satisfied its registration obligation of its receipt of the Registration Notice and its obligations (such notice, a “Company Notice”).  Each other holder of Redemption Shares shall have ten (10) days from the mailing of the Company Notice to such holder to provide to the Company notice of its intention to include all, but not less than all, of its Registrable Securities in a Registration Statement (such other holder, a “Piggyback Holder” and together with the Holder, the “Selling Holders”).  In no event may a Registration Notice be delivered more than once in any calendar year but there shall be no other limit on the number of Registration Notices delivered or registrations effected pursuant to this Section 3.1.  The Holder agrees to provide in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information reasonably requested by the Company in connection with the preparation of and for inclusion in the Registration Statement.  The Company agrees (subject to Section 3.2 hereof) to use its commercially reasonable best efforts to keep the Registration Statement effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (i) the date on which the Selling Holders consummate the sale of all of the Registrable Securities registered under the Registration Statement or (ii) the date on which all of the Registrable Securities are eligible for sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Securities Act of 1933, as amended (the “Act”).  The Company agrees to provide to each Selling Holder a reasonable number of copies of the final Prospectus and any amendments or supplements thereto.  Notwithstanding the foregoing, the Company may at any time, in its sole discretion and prior to receiving any Registration Notice from the Holder, include all of Holder’s Redemption Shares or any portion thereof in any Shelf Registration Statement.  In connection with any Registration Statement utilized by the Company to satisfy Holder’s Registration Rights pursuant to this Section 3, Holder agrees that it will respond within ten (10) Business Days to any request by the Company to provide or verify information regarding Holder or Holder’s Registrable Securities as may be required to be included in such Registration Statement pursuant to the rules and regulations of the Commission.

(b)  Offers and Sales.  All offers and sales by the Holder under the Registration Statement referred to in this Section 3 shall be completed within the period during which the Registration Statement is required to remain effective pursuant to Section 3.1(a) of this Section 3, and upon expiration of such period Holder will not offer or sell any Registrable Securities under the Registration Statement.  If directed by the Company, the Holder will return all undistributed copies of the Prospectus in its possession upon the expiration of such period.

(c)  Limitations on Registration Rights.  Each exercise of a Registration Right shall be with respect to a minimum of the lesser of (i) five hundred thousand (500,000) Preferred Shares or (ii) the total number of Redemption Shares held by the Holder at such time plus the number of Redemption Shares that may be issued upon redemption of Units by Holder.  The right of the Holder to deliver a Registration Notice commences upon the first date the Holder is permitted to redeem Units pursuant to the Partnership Agreement and the Holder’s Limited Partner Acceptance of Partnership Agreement.  The right of the Holder to deliver a Registration Notice shall expire on the date on which all of the Redemption Shares held by the Holder or issuable upon redemption of Units held by the Holder are eligible for sale pursuant to Rule 144(k) (or any successor provision) or in a single transaction pursuant to Rule 144(e) (or any successor provision) under the Act.  The Registration Rights granted pursuant to this Section 3.1 may be exercised in connection with an underwritten public offering; provided, that the Company shall have the right to select the underwriter or underwriters in connection with such public offering, which shall be subject to the reasonable approval of the Holder.

3.2  Suspension of Offering.  Upon any notice by the Company, either before or after the Holder has delivered a Registration Notice, that a negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in a Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration

Statement to fail to comply with applicable disclosure requirements (a “Materiality Notice”), Holder agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until Holder receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective; provided, that the Company may delay, suspend or withdraw the Registration Statement for such reason for no more than sixty (60) days after delivery of the Materiality Notice at any one time. If so directed by the Company, Holder will deliver to the Company all copies of the Prospectus covering the Registrable Securities current at the time of receipt of any Materiality Notice.

3.3  Qualification.  The Company agrees to use its commercially reasonable best efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as the Selling Holders shall reasonably request in writing, to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by such Selling Holders after delivery of a Registration Notice to the Company, whichever is shorter, and to do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition in each such jurisdiction of the Registrable Securities owned by such Selling Holders; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.3, (y) subject itself to taxation in any such jurisdiction or (z) submit to the general service of process in any such jurisdiction.

3.4  Whenever the Company is required to effect the registration of Redemption Shares under the Act pursuant to Section 3.1 of this Agreement, subject to Section 3.2 hereof, the Company shall:

(a)  prepare and file with the Commission (as soon as reasonably  practical after receiving the Registration Notice, and in any event within 60 days after receipt of such Registration Notice) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its reasonable best efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide one duly appointed representative of the Selling Holders with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the Commission to which one duly appointed counsel to the Selling Holders or any underwriter shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Act or of the rules or regulations thereunder;

(b)  prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Act with respect to the disposition of the Redemption Shares covered by such Registration Statement, in each case until such time as all of such Redemption Shares have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in Section 3.1(a), and which periods, in any event, shall terminate when all the Redemption Shares covered by such Registration Statement have been sold (but not before the expiration of the time period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable);

(c)  furnish, without charge, to each Selling Holder and each underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Act, and other documents, as each Selling Holder and such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Redemption Shares owned by such Selling Holder;

(d)  prior to any public offering of Redemption Shares, use its reasonable best efforts to register or qualify the Redemption Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Selling Holders or the sole or lead managing underwriter, if any, may reasonably request to enable the Selling Holders to consummate the disposition in such jurisdictions of the Redemption Shares owned by such Holders and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the Redemption Shares owned by it; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e)  promptly notify each Selling Holder and the sole or lead managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Redemption Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (v) or (vi) of this Section 3.4(e), subject to Section 3.2, the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Redemption Shares being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and shall furnish to each Selling Holder and each underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clauses (ii) through (iv) of this Section 3.4(e), the Company shall use its reasonable best efforts to remedy such matters;

(f)  make reasonably available for inspection by one duly appointed representative of the Selling Holders, any sole or lead managing underwriter participating in any disposition pursuant to such Registration Statement, such Holders’ counsel and any attorney, accountant or other agent retained by any such seller or any underwriter material financial and other relevant information concerning the business and operations of the Company and the properties of the Company and any subsidiaries thereof as may be in existence at such time as shall be necessary, in the reasonable opinion of such Holders’ and such underwriters’ respective counsel, to enable them to conduct a reasonable investigation within the meaning of the Act, and cause the Company’s and any subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply such information as may be reasonably requested by any such parties in connection with such Registration Statement;

(g)  obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing underwriter, if any, and to the Selling Holders, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to the Selling Holders (in the case of the opinion) and underwriter (in the case of the opinion and the “cold comfort” letter);

(h)  in the case of an underwritten offering, make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(i)  use its reasonable best efforts to cause all such Redemption Shares to be listed (i) on the national securities exchange on which the Company’s common shares are then listed or (ii) if common shares of the Company are not at the time listed on any national securities exchange (or if the listing of Redemption Shares is not permitted under the rules of such national securities exchange on which the Company’s common shares are then  listed), on another national securities exchange;

(j)  furnish to the Selling Holders and the sole or lead managing underwriter, if any, without charge, at least one manually signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

(k)  if requested by the sole or lead managing underwriter or the Selling Holders of Redemption Shares, incorporate in a prospectus supplement or post-effective amendment such information concerning such Holders, the underwriters or the intended method of distribution as the sole or lead managing underwriter or such Holders reasonably request to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of Redemption Shares being sold to the underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten offering of the Redemption Shares to be sold in such offering; and

(l)  use its reasonable best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Redemption Shares contemplated hereby, including obtaining necessary governmental approvals and effecting required filings; entering into customary agreements (including customary underwriting agreements, if the public offering is underwritten); cooperating with the Selling Holders and any underwriters in connection with any filings required by the National Association of Securities Dealers, Inc. (the “NASD”); providing appropriate certificates not bearing restrictive legends representing the Redemption Shares; and providing a CUSIP number and maintaining a transfer agent and registrar for the Redemption Shares.

3.5  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.5 does not apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) such Selling Holder’s failure to deliver an amended or supplemental Prospectus provided to such Selling Holder by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

3.6  Indemnification by the Holder.  The Holder (and each permitted assignee of the Holder, on a several basis) agrees to indemnify and hold harmless the Company, and each of its trustees/directors and officers (including each trustee/director and officer of the Company who signed a Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder; and

(iii)  against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3.6 shall only apply with respect to any loss, liability, claim, damage or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or its permitted assignee expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (B) the Holder’s or its permitted assignee’s failure to deliver an amended or supplemental Prospectus provided to the Holder by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.  Notwithstanding the provisions of this Section 3.6, the Holder and any permitted assignee shall not be required to indemnify the Company, its officers, trustees/directors or control persons with respect to any amount in excess of the amount of the total proceeds to the Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of the Holder under the Registration Statement.

3.7  Conduct of Indemnification Proceedings.  An indemnified party hereunder shall give reasonably prompt notice to the indemnifying  party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 3.5 or 3.6 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 3.5 or 3.6 above.  If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided further, that if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense.  If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible.  If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party.  In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party.  If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

3.8  Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 3.5 and 3.6 above is for any reason held to be unenforceable by the indemnified party although applicable in accordance with its terms, the Company, on the one hand, and the Holder and its permitted assignees, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder and its permitted assignees, (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder and its permitted assignees on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault of, but also the relative benefits to, the Company on the one hand and the Holder and its permitted assignees on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 3.8, the Holder or its permitted assignees, as the case may be, shall not be required to contribute any amount in excess of the amount of the total proceeds to the Holder or its permitted assignees, as the case may be, from sales of the Registrable Securities of the Holder or its permitted assignees, as the case may be, under the Registration Statement.

Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 3.8, each person, if any, who controls the Holder within the meaning of Section 15 of the Act shall have the same rights to contribution as the Holder, and each trustee/director of the Company, each officer of the Company who signed a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

SECTION 4.  EXPENSES

The Company shall pay all expenses incident to the performance by the Company of the Company’s registration obligations under Sections 2 and 3, including (i) all stock exchange, Commission and state securities registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Issuer Registration Statement or Registration Statement and Prospectus, (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any annual or special audit and comfort letter reasonably required by the underwriters in an underwritten offering, but excluding underwriting discounts and commissions) and (iv) fees and expenses of any other person retained by the Company in connection with the registration, including any experts, transfer agents or registrar retained by the Company.  The Holder shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Holder’s counsel, accountants and other advisors and any transfer taxes relating to the sale or disposition of the Registrable Securities by the Holder pursuant to Section 3 or otherwise.

SECTION 5.  RULE  144 COMPLIANCE

The Company covenants that it will use its commercially reasonable best efforts to timely file the reports required to be filed by the Company under the Act and the Exchange Act so as to enable the Holder to sell Registrable Securities pursuant to Rule 144 under the Act.  In connection with any sale, transfer or other disposition by the Holder of any Registrable Securities pursuant to Rule 144 under the Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as Holder may reasonably request at least ten (10) Business Days prior to any sale of Registrable Securities hereunder.

SECTION 6.  MISCELLANEOUS

6.1  Integration; Amendment.  This Agreement constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Holder.

6.2  Waivers.  No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument.  Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

6.3  Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may not be assigned by the Holder without the written consent of the Company; provided, however, that the Holder may assign its rights and obligations hereunder, following at least ten (10) days’ prior written notice to the Company, (i) to the direct equity owners (e.g., partners or members) or beneficiaries in connection with a distribution of the Holder’s Units to its equity owners or beneficiaries and (ii) to a permitted transferee in connection with a transfer of all or a portion of the Holder’s Units in accordance with the terms of the Partnership Agreement, if, in the case of (i) and (ii) above, such persons agree in writing to be bound by all of the provisions hereof.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of all of the parties hereto.

6.4  Burden and Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to Section 6.3 above, assigns.

6.5  Notices.  All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below their names in Schedule A hereto, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to the others in the manner provided in this Section 6.5 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof.  Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection.  Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission.

6.6  Specific Performance.  The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if either party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of the other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

6.7  Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York, but not including the choice of law rules thereof.

6.8  Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.9  Pronouns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

6.10  Execution in Counterparts.  To facilitate execution, this Agreement may be executed in as many counterparts as may be required.  It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts.  All counterparts shall collectively constitute a single agreement.  It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of both of the parties.

6.11  Severability.  If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

VORNADO REALTY TRUST

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President—
Finance and Administration,
Chief Financial Officer

MONTEBELLO REALTY CORP. 2002

By:	/s/ Jay Willoughby
	Name:	Jay Willoughby
Title:

Schedule A

Vornado Realty Trust

210 Route 4 East

Paramus, New Jersey 07652

Attention: Executive Vice President, Finance and Administration

Facsimile: 201-587-0600

Montebello Realty Corp. 2002

800 Scudder’s Mill Road

Special Investments, Area 2-G

Plainsboro, New Jersey 08536

Attention: Jay Willoughby

Facsimile: 609-282-8600